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                                                                     Exhibit 4.1


                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of September 29, 1999 (this "First Supplemental Indenture"), between BLYTH INDUSTRIES, INC., a Delaware corporation (such corporation or, subject to Article Nine of the Indenture, its successors and assigns, the "Company"), and FIRST UNION NATIONAL BANK, a national banking association (such corporation or, subject to Article Five of the Indenture, its successors and assigns as Trustee under this Indenture, the "Trustee").

W I T N E S S E T H:

         WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 20, 1999 (as supplemented hereby, the "Indenture"), to provide for the issuance from time to time of the Company's unsecured senior debentures, notes or other evidences of Indebtedness to be issued in one or more series (the "Securities");

         WHEREAS, pursuant to a Board Resolution, the Company has authorized the issuance of $150 million of its 7.90% Senior Notes due 2009 (the "Notes");

         WHEREAS, the Company desires to establish the terms and conditions of the Notes in accordance with Section 2.01 of the Indenture.

                                    ARTICLE 1

                                      TERMS

         SECTION 1.01. DEFINITIONS. The terms defined in this Section101 (except to the extent the application of such definitions is expressly limited to certain instances, and except as otherwise expressly provided in this First Supplemental Indenture or the Indenture or unless the context otherwise requires) for all purposes of this First Supplemental Indenture shall have the respective meanings specified in this Section101.

         "FOREIGN SUBSIDIARIES" means any Subsidiary of the Company which is not incorporated or organized in the United States and conducts substantially all its business outside the United States.

         "FUNDED DEBT" means any Indebtedness that by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such Indebtedness.

         "PRINCIPAL PROPERTY" means any of the real and tangible property of the Company or any Subsidiary of the Company, whether owned or leased, constituting a part of any


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manufacturing facility, distribution facility, warehouse or office, operated now or hereafter by the Company or any Subsidiary of the Company, that has a book value on the date as of which the determination is being made of more than 2% of Consolidated Net Worth.

         "PRINCIPAL SUBSIDIARY" means any Subsidiary that owns a Principal Property.

         SECTION 1.02. TERMS OF NOTES. The following terms relating to the Notes are hereby established:

         (1) The Notes shall constitute a series of Securities having the title "7.90% Senior Notes due 2009."

         (2) The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Notes of the series pursuant to Section 2.05, 2.06, 2.07, 8.04 or 10.07 of the Indenture) shall be $150,000,000.

         (3) The entire outstanding principal of the Notes will mature on October 1, 2009 (the "Stated Maturity Date").

         (4) The rate at which the Notes shall bear interest shall be 7.90% per annum; the date from which interest shall accrue shall be September 29, 1999; the Interest Payment Dates for the Notes on which interest will be payable shall be April 1 and October 1 in each year, beginning April 1, 2000; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the 15th calendar day preceding the applicable Interest Payment Date.

         (5) The Company, at its option, may redeem the Notes, in whole or in part, at any time upon 30 day's notice (but not more than 60 days) at the Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or the Make Whole Amount (as defined below) with respect to the Notes to be redeemed. The "Make Whole Amount" with respect to the Notes to be redeemed on any Redemption Date shall equal the sum of the present values, as of such Redemption Date, of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the Treasury Rate (as defined below) plus 25 basis points. For purposes of calculating the Make Whole Amount, the following terms shall have the following meanings:

                  "REMAINING SCHEDULED PAYMENTS" means the remaining scheduled payments of the principal and interest that would be due after the


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                  Redemption Date of a Note if such Note were not redeemed.
                  However, if the Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such Redemption Date.

                  "TREASURY RATE" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The semiannual equivalent yield to maturity will be computed as of the third business day immediately preceding the Redemption Date.

                  "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by Warburg Dillon Read LLC, Donaldson, Lufkin & Jenrette Securities Corporation or Banc of America Securities LLC or an affiliate as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "COMPARABLE TREASURY PRICE" means the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Trustee for the Redemption Date.

                  "REFERENCE TREASURY DEALERS" means each of Warburg Dillon Read LLC, Donaldson, Lufkin & Jenrette Securities Corporation or Banc of America Securities LLC (so long as it continues to be a primary U.S. Government securities dealer) and any two other primary U.S. Government securities dealers chosen by the Company. If any of the foregoing ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

                  "REFERENCE TREASURY DEALER QUOTATION" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30p.m., New York City time, on the third business day preceding the Redemption Date.

         (6) The Notes will not be subject to any sinking fund or analogous provisions, and the Company will not be obligated to redeem or purchase Notes at the option of a holder thereof.


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         (7)      The Notes will be issuable as Registered Securities without coupons.

         (8) The Notes will be issued as Global Securities and the Depositary will be The Depository Trust Company ("DTC").

         (9) In addition to the covenants set forth in Article Three of the Indenture, the Notes shall be subject to the additional covenants set forth in Sections103, 104 and 105 of this First Supplemental Indenture.

         (10) The currency of payment of principal of and premium, if any, and interest on the Notes shall be U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

         (11) The Notes shall have no additional Events of Default in addition to the Events of Default set forth in Article Four of the Indenture.

         (12) The Trustee shall also be the Security Registrar and Paying Agent for the Notes.

         (13) Interest on any Note shall be payable only to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

         (14) The Notes shall not be subordinated to any other debt of the Company and shall constitute senior unsecured obligations of the Company.

         SECTION 1.03. RESTRICTIONS ON LIENS. The Company will not, and will not permit any Principal Subsidiary to, issue, assume or guarantee any Indebtedness for money borrowed ("Debt") if such Debt is secured by any Lien upon any Principal Property of the Company or any Principal Subsidiary, or on any stock or Indebtedness of any Principal Subsidiary, whether owned at the date of this Indenture or hereafter acquired, without making effective provision to secure any outstanding Notes equally and ratably with the other Indebtedness of the Company or any Principal Subsidiary thereby secured for so long as any such other Indebtedness of the Company or any Principal Subsidiary shall be so secured. Notwithstanding anything to the contrary herein, the Company's obligation to secure any outstanding Notes shall not prevent, restrict or apply to any Debt secured by the following types of Liens:

                  (a) Liens on property, stock or Indebtedness existing as of the date of the first issuance of the Notes;

                  (b) Liens on property acquired, constructed or improved, which are created or assumed contemporaneously with or within 180 days after such acquisition, or completion of such construction or improvement, whichever is later, (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 180-day period) to secure or provide for the payment of all or a portion of the purchase price or cost thereof;

                  (c) Liens on property, stock or Indebtedness of any Person existing at the time of its acquisition by the Company or any Principal Subsidiary (including acquisition through merger or consolidation or acquisition of stock or assets or otherwise) or arising thereafter pursuant to contractual commitments entered into prior to such acquisition; PROVIDED that such Lien does not apply to any property owned by the Company or a Principal Subsidiary prior to the date of such acquisition other than, in the case of any construction or improvement, any previously unimproved real property on which the property so constructed, or improved, is located;

                  (d) Liens to secure Debt of the Company or a Subsidiary of the Company that is payable to the Company or to a Subsidiary of the Company;

                  (e) Liens on any property located outside the United States and stock or Indebtedness of any Foreign Subsidiary of the Company;

                  (f)      Liens in favor of the Company or its Subsidiaries;

                  (g) Liens in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Liens;

                  (h) Liens for the sole purpose of extending, renewing or replacing, in whole or in part, Debt secured by any Lien referred to in clauses (a) to (g) above or any Lien existing on the date of this First Supplemental Indenture, PROVIDED that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt secured at the time of such extension, renewal or replacement and such lien shall be limited to all or a part of the property which secured the Debt being extended, renewed or replaced (plus improvements on such property); or

                  (i) Liens securing other Debt up to an aggregate amount that, together with the liability attributable to leases entered into in connection with sale and lease-back transactions existing at such time (discounted at the rate of interest in the lease, or if not in the lease at a rate of interest that is equivalent to the rate of interest that is then being charged with respect to Indebtedness secured by like liens on like property), does not exceed 15% of Consolidated Net Worth.

         SECTION 1.04.  RESTRICTIONS ON SALE AND LEASE-BACK
TRANSACTIONS. The Company will not, and will not permit any Principal Subsidiary to, engage in any sale and lease-back transactions involving a Principal Property (other than temporary leases for a term, including renewals, of not more than three years and leases between the Company and a Subsidiary of the Company or between Subsidiaries of the Company) unless the net proceeds of such sale and lease-back transactions are at least equal to the fair value (as determined by the Board of Directors, the Chairman of the Board, the President or the principal financial officer of the Company) of the Principal Property to be leased and:

                  (a) if, in lieu of entering into such sale and lease-back transaction, the Company would have been entitled pursuant to the provisions of Section1.03 of this First Supplemental Indenture to issue, assume or guarantee Debt secured by a Lien on the property sold in such sale and lease-back transaction in an amount equal to the liability attributable to the lease entered into in connection with sale and lease-back transactions existing at such time (discounted at the rate of interest in the lease, or if not in the lease at a rate of interest that is equivalent to the rate of interest that is then being charged with respect to Indebtedness secured by like Liens on like property) without having to secure any outstanding Notes;

                  (b) the Company would be permitted pursuant to the provisions of Section1.03 of this First Supplemental Indenture to incur Debt secured by a Lien on the Principal Property to be leased without equally and ratably securing any Note; or

                  (c) within 180 days of the effective date of any such arrangement (or in the case of clause (iii) of this paragraph, within six months thereafter pursuant to a firm purchase commitment entered into within such 180-day period) the Company shall apply an amount equal to the fair value (determined as specified above) of such Principal Property:

                           (i) to the redemption, if applicable, or repurchase, if permitted, of the Notes,

                           (ii) to the payment or other retirement of Funded Debt incurred or assumed by the Company which ranks senior to or PARI PASSU with the Notes or of Funded Debt incurred or assumed by any Subsidiary of the Company (other than, in either case, Funded Debt owned by the Company or any Subsidiary of the Company), or

                           (iii) to the purchase of Principal Property (other than the Principal Property involved in such sale).

         Notwithstanding anything herein to the contrary, restrictions on sale and lease-back transactions shall not apply to sale and lease-back arrangements existing on the date of the first issuance of the Notes.

         SECTION 1.05. RESTRICTIONS ON GUARANTIES. The Company will not, and will not permit Candle Corporation Worldwide, Inc., Candle Corporation of America and PartyLite Gifts, Inc. to be or become obligated under any Guaranty (as defined in each of the Credit Facility and Note Purchase Agreements) of Indebtedness (as defined in each of the Credit Facility and Note Purchase Agreements) of the Company.

         SECTION 1.06. FORM OF 2009 SENIOR NOTE. The form of the Note is attached hereto as Exhibit A.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01. DEFINITIONS. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

         SECTION 2.02. CONFIRMATION OF INDENTURE. The Indenture, as heretofore supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 2.03. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

         SECTION 2.04. GOVERNING LAW. This First Supplemental Indenture, the Indenture and the Notes shall be deemed to be contracts made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York.

         SECTION 2.05. SEPARABILITY. In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.06. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                  BLYTH INDUSTRIES, INC.


                                  By:
                                      ------------------------------------
                                      Name:
                                      Title:



                                  FIRST UNION NATIONAL BANK, as Trustee


                                  By:
                                      ------------------------------------
                                      Name:
                                      Title:

                                 [FACE OF NOTE]

[LEGEND FOR INCLUSION IN GLOBAL SECURITIES-- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[LEGEND FOR INCLUSION IN GLOBAL SECURITIES -- UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.: __

CUSIP No.: 09643P AA 6                                         Principal Amount:
                                                               $
                                                                ----------------

                             BLYTH INDUSTRIES, INC.

                           7.90% Senior Notes due 2009

         Blyth Industries, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of _____________ ($________) on October 1, 2009, and to pay interest thereon from September 29, 1999 or from the most recent date to which interest has been paid or duly provided for, semiannually on April1 and October 1 of each year (each, an "Interest Payment Date"), commencing April 1, 2000, and at Maturity, at the rate of 7.90% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

         Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered holder hereof on the relevant Regular Record Date by virtue of having been such holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of this Note not less than ten days prior to such Special Record Date.

         Payment of the principal of, premium, if any, and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, principal, premium, if any, and interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register except a holder of $10,000,000 or more in aggregate principal amount of the Notes will be entitled to receive payments by wire transfer upon written request to the Trustee not less than ten Business Days prior to the applicable Interest Payment Date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:

                                            BLYTH INDUSTRIES, INC.


Attest:                                     By:
                                                --------------------------------
                                                Name:
                                                Title:

------------------------------
     Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK, as Trustee


By:
    ----------------------------------------
         Authorized Signatory

                                [REVERSE OF NOTE]

                             BLYTH INDUSTRIES, INC.

                           7.90% Senior Notes due 2009

         1. INDENTURE. This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes") issued and to be issued under an Indenture dated as of May20,1999 and First Supplemental Indenture dated September 29, 1999 (collectively called, together with all indentures supplemental thereto, the "Indenture") among the Company and First Union National Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof, limited in aggregate principal amount to $150 million.

         Capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         2. REDEMPTIOn. The Notes are subject to redemption at any time at the option of the Company as provided in the Indenture. The Notes are not entitled to any sinking fund.

         3. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         4. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences except a default in the payment of the principal of, premium, if any, or interest on any Note. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         5. SATISFACTION AND DISCHARGE OF Indenture. The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

         6. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes will be issued only in fully registered form without coupons and will be a "Registered Security" under the Indenture. The Notes will be issued in fully registered book-entry form, and will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of the DTC and registered in the name of the DTC or its nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the DTC (with respect to its participants' interests) and the DTC's participants (with respect to beneficial ownership interests). So long as the DTC or its nominee is the registered owner of a Global Security, such registered owner will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Indenture. Except as otherwise provided in the Indenture, beneficial owners will not be entitled to have any of the individual Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Notes will be issued in denominations of $1,000 and any integral multiple thereof.

         Payments of principal of and interest on Notes represented by a Global Security registered in the name of the DTC or its nominee will be made to the DTC or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Notes may be transferred or exchanged only through a participant in the DTC.

         7. PERSONS DEEMED OWNERS. Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         8. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes as a convenience to the holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

         9. AUTHENTICATION. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.


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